Exhibit 10.03

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE
TRANSGENOMIC, INC.

Principal Amount: $1,200,000	Issue Date:	December 30, 2011
	Maturity Date:	March 31, 2012

For value received, Transgenomic, Inc., a Delaware corporation (the “Company”), with principal offices at 12325 Emmet Street, Omaha, Nebraska 68164,  hereby promises to pay in lawful money of the United States to Third Security Staff 2010 LLC, or permitted registered assigns (“Registered Holder”), the principal amount set forth above, together with simple interest on the unpaid principal balance at a rate equal to sixteen percent (16%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the “Issue Date” of this Note set forth above, until the principal amount and all interest accrued thereon are paid. Provided that this Note has not been earlier converted into Conversion Securities pursuant to the terms and conditions of Section 2, the unpaid principal amount of this Note, together with any then unpaid accrued interest (collectively, the “Note Amount”), shall be due and payable by the Company on the Maturity Date or such earlier time as provided for in Section 2; provided, further, however, that notwithstanding the foregoing or the provisions of Section 2, the Note Amount shall be due and payable upon the occurrence of an Event of Default (as defined below).

This Note is executed and delivered by the Company pursuant to the terms and conditions of that certain Convertible Promissory Note Purchase Agreement by and among the Company, Registered Holder and certain other parties specified therein, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), and is subject to the terms and conditions of the Purchase Agreement.  The following, together with the Purchase Agreement, is a statement of the rights of Registered Holder and the conditions to which this Note is subject, and to which Registered Holder hereof, by the acceptance of this Note, agrees:

1.	DEFINITIONS. The following definitions shall apply for all purposes of this Note:

(a)           “Common Stock” means shares of the Company’s common stock, $0.01 par value per share.

(b)            “Conversion Price” means the per equity security price paid by the investors for the Company’s equity securities issued in the Qualified Financing.

(c)           “Conversion Securities” means equity securities of the Company of the same class(es) and series as the equity securities of the Company sold in the Qualified Financing which, for the avoidance of doubt, shall include any warrant(s) and/or other securities convertible into or exercisable for capital stock of the Company issued in the Qualified Financing.

(d)            “Maturity Date” means March 31, 2012.

(e)           “Qualified Financing” means the Company’s first sale or issuance of its equity securities after the date hereof in one transaction or a series of related transactions (which, for the avoidance of doubt, may include warrant(s) or other securities convertible into or exercisable for capital stock of the Company) for an aggregate purchase price paid in cash (not including the Note Amount converted pursuant to Section 2) of at least $3,000,000.

(f)           “Note” means this Convertible Promissory Note (and all Convertible Promissory Notes issued in exchange, transfer or replacement hereof).

2.      CONVERSION, PAYMENT AND TERMINATION OF RIGHTS.

(a)           Conversion or Payment

(i)           Qualified Financing.  At the closing of the Qualified Financing the Note Amount shall automatically, and without further action or consent of Registered Holder, convert into that number of Conversion Securities that results from dividing the Note Amount by the applicable Conversion Price (plus, for the avoidance of doubt, any warrant(s) and/or other equity securities convertible into or exercisable for capital stock of the Company that would be issuable in connection with an investment in the Qualified Financing of the Note Amount). Registered Holder will deliver the original Note to the Company and will execute and deliver to the Company at the closing as an “investor” thereunder such stock purchase agreement, investors’ rights agreement and/or any other agreements as are entered into by the investors in the Qualified Financing generally; provided that the Company agrees such agreements shall be in a form acceptable to Registered Holder acting reasonably.

(ii)          Maturity Date.  Provided that this Note has not previously been converted or paid pursuant to Section 2.1(a), the Note Amount shall be due and payable by the Company on the Maturity Date.

(iii)         Termination of Rights.  All rights with respect to this Note shall terminate upon the issuance of the Conversion Securities to Registered Holder upon conversion of the Note Amount, whether or not this Note has been surrendered and whether or not all stock purchase, investors’ rights, co-sale, voting or other agreements have been executed and delivered by Registered Holder to the Company. Notwithstanding the foregoing, Registered Holder agrees to surrender this Note to the Company for cancellation as soon as is possible following conversion of this Note. Registered Holder shall not be entitled to receive the stock certificate and/or other instruments representing the Conversion Securities to be issued upon conversion of this Note until the original of this Note is surrendered to the Company or an affidavit of loss is executed and provided to the Company and the agreements referenced in this Section 2 have been executed and delivered to the Company.

3.      ISSUANCE OF CONVERSION SECURITIES.  Subject to Section 2, as soon as practicable after conversion of this Note, the Company at its expense will cause to be issued in the name of and delivered to Registered Holder, a stock certificate or stock certificates and/or additional instruments for the Conversion Securities to which Registered Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable United States and state and federal securities laws in the reasonable opinion of legal counsel of the Company, by the Company’s Certificate of Incorporation or Bylaws, or by any agreement between the Company and Registered Holder). Such conversion shall be deemed to have been made on the date of the closing of the Qualified Financing and Registered Holder shall be treated for all purposes as the record holder of such Conversion Securities as of such date. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note, a fraction of a share would otherwise result, then in lieu of such fractional share the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

4.      NO RIGHTS AS STOCKHOLDER.  This Note does not entitle Registered Holder to any voting rights or other rights as a stockholder of the Company, unless and until (and only to the extent that) this Note is actually converted into Conversion Securities in accordance with its terms. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Registered Holder, shall cause Registered Holder to be a stockholder of the Company for any purpose.

5.      DEFAULT.

(a)           An “Event of Default” will be deemed to have occurred upon any of the following events:

(i)           the Company’s failure to pay to Registered Holder any amount of principal or interest when and as due under this Note, upon receipt of written notice of such failure from Registered Holder;

(ii)          a receiver is appointed for any material part of the Company’s property, the Company makes a general assignment for the benefit of creditors, the Company voluntarily initiates an action under the U.S. Bankruptcy Code as a debtor, or the Company is involuntarily made the subject (as a debtor or alleged debtor) of an action under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts, which involuntary action is not terminated or otherwise disposed of without a judgment against the Company within thirty (30) days of its initiation; or

(iii)         the Company breaches any material representation, warranty, covenant or other term or condition of this Note or the Purchase Agreement, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least fifteen (15) calendar days.

(b)           From and after the occurrence of an Event of Default, the Note Amount shall bear simple interest at a rate equal to twenty percent (20%) per annum, until the Note Amount shall have been paid in full. Upon the occurrence of any Event of Default, Registered Holder may, at such Registered Holder’s sole option, declare all or any portion of the Note Amount due and payable in full; provided, that in the event of an Event of Default under Section 5.1(b) above, the Note Amount and all other sums payable hereunder shall become and be immediately due and payable in full without any action on the part of Registered Holder.

6.      NO PREPAYMENT.  The Company may not, at any time prior to conversion of this Note under Section 2, prepay in whole or in part the unpaid balance of this Note, without the prior written consent of Registered Holder.

7.      WAIVERS.  No failure or delay on the part of Registered Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. To the maximum extent permitted by law, the Company and all endorsers of this Note hereby waive demand, notice, presentment, protest, notice of dishonor, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8.      TRANSFER.  This Note, any Conversion Securities issued upon conversion of this Note and any capital stock of the Company issuable upon the conversion or exercise thereof may be offered, sold, assigned or transferred by Registered Holder without the consent of the Company, subject only to applicable securities laws.  The rights and obligations of the Company and Registered Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

9.      Representations and Warranties of the Company.  The Company hereby represents and warrants to Registered Holder as follows:

(a)           The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Note.

(b)           The execution, delivery and performance by the Company of this Note (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Company’s Certificate of Incorporation or the Bylaws; and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation or the judgment, injunction, writ, award, decree or order of any nature of any governmental authority against, or binding upon, the Company, in each case in this clause (c), individually or in the aggregate, as would have a material adverse effect on the Company.

10.     Representations and Warranties of Registered Holder.  Registered Holder hereby represents and warrants to the Company as follows:

(a)           This Note, and the Conversion Securities issuable upon conversion thereof are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Registered Holder at all times to sell or otherwise dispose of all or any part of such securities under an effective registration statement under the Act, or under an exemption from such registration available under the Act. If Registered Holder should in the future decide to dispose of any of such securities, Registered Holder understands and agrees that it may do so only in compliance with the Act and applicable state securities laws, as then in effect.

(b)           Registered Holder understands that this Note and the Conversion Securities will not be registered at the time of their issuance under the Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Act and that the reliance of the Company on such exemption is predicated in part on Registered Holder’s representations set forth herein. Registered Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. Registered Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information to such Registered Holder’s satisfaction.

(c)           Registered Holder is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Act.

11.      PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Registered Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by Registered Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including but not limited to reasonable attorneys fees and disbursements.

12.      RESERVATION OF STOCK ISSUABLE UPON CONVERSION.  The Company hereby agrees that, in connection with soliciting board and/or stockholder approval with respect to the Qualified Financing while this Note remains outstanding, the Company shall reserve a sufficient number of shares of its capital stock for issuance upon conversion of this Note and the exercise and/or conversion of the Conversion Securities, as applicable, and a sufficient number of shares of Common Stock for issuance upon conversion of such shares of capital stock, if applicable.  In connection therewith, (i) such shares of the Company’s capital stock shall be duly authorized and, when issued or delivered upon (x) conversion of this Note in accordance with the terms of this Note or (y) exercise or conversion of the Conversion Securities in accordance with their terms, shall be validly issued, fully paid and non-assessable, and (ii) if applicable, such shares of Common Stock, when issued or delivered upon the conversion of such capital stock in accordance with the terms of the Company’s Certificate of Incorporation, shall be validly issued, fully paid and non-assessable.

13.      GOVERNING LAW.  This Agreement shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Delaware, excluding that body of law applicable to conflicts of laws.

14.      NOTICES.  Any and all notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivered in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (iii) at the time of transmission by electronic mail, with confirmation of receipt; (iv) one business day after deposit with an express overnight courier for United States deliveries, or two business days after deposit with an international express air courier for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three business days after deposit in the United. States mail by certified mail (return receipt requested) for United States deliveries.

All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(i)           if to Registered Holder:

c/o Third Security, LLC
1881 Grove Avenue
Radford, Virginia 24141
Attention: Tad Fisher
Facsimile: 540-633-7939

with a copy to:

Troutman Sanders LLP
Troutman Sanders Building
1001 Haxall Point
Richmond, Virginia 23219
Attention: John Owen Gwathmey, Esq.
Facsimile: 804-698-5174

(ii)          if to the Company:

Transgenomic, Inc.
12325 Emmet Street
Omaha, Nebraska 68164
Attention: Craig J. Tuttle
Facsimile: 402-452-5461

with a copy to:

Husch Blackwell LLP
1620 Dodge Street; Suite 2100
Omaha, Nebraska 68102
Attention: David E. Gardels, Esq.
Facsimile: 402-964-5050

15.      AMENDMENTS AND WAIVERS.  Any term of this Note may be amended and the observance of any term of this Note waived (either generally or in a particular instance and either retroactively or prospectively), including without limitation an amendment to extend the Maturity Date, by Registered Holder and the Company. Any amendment or waiver effected in accordance with this section shall be binding upon any future Registered Holder of this Note, regardless of whether or not such person consents thereto.

16.      SEVERABILITY.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be signed in its name as of the date first written above.

THE COMPANY:

TRANSGENOMIC, INC.

By:	/s/ Craig J. Tuttle
Craig J. Tuttle, Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDER:

THIRD SECURITY STAFF 2010 LLC

By:  Third Security, LLC, Manager

By:	/s/ Randal J. Kirk
Randal J. Kirk, Manager